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                                                                    EXHIBIT 99.6

                                               Effective as of February 20, 2002


                              COMPLIANCE SIDELETTER

Carrizo Oil & Gas, Inc.
14701 St. Mary's Lane, Suite 800
Houston, Texas 77079

Ladies and Gentlemen:

                  Reference is made to that certain Securities Purchase Agreement dated as of February 20, 2002 (the "SECURITIES PURCHASE AGREEMENT") among Carrizo Oil & Gas, Inc., a Texas corporation (the "COMPANY"), Steven A. Webster and Mellon Ventures, L.P. (the "INVESTOR") and pursuant to which the Investor purchased: (i) 40,000 shares of Series B Convertible Participating Preferred Stock (the "PREFERRED STOCK"); and (ii) warrants to purchase up to 168,421 shares of Common Stock (the "WARRANTS" and together with the Preferred Stock, the "SECURITIES").

                  The Investor is a Small Business Investment Company ("SBIC") licensed by the United States Small Business Administration ("SBA"). In order for Investors to acquire and hold the Securities, they must obtain from the Company certain representations and rights as set forth below. As a material inducement to the Investors to enter into the Securities Purchase Agreement and to purchase the Securities, the Company hereby makes the following representations and warranties and agrees to comply with the following covenants:

                  1. SMALL BUSINESS MATTERS.

                           (a) The Company, together with its "affiliates" (as
that term is defined in Title 13, Code of Federal Regulations, Section 121.103):

CHECK  ONE

                           [ ] (i) has a tangible net worth not in excess of $18
million, and average net income after Federal income taxes (excluding any carry-over losses) for the preceding 2 completed fiscal years not in excess of $6 million; or

                           [X] (ii) does not exceed the size standard in number
of employees under the SIC (Standard Industrial Classification) System for the industry in which it combined with its affiliates is primarily engaged and in which it alone is primarily engaged.

                  The information set forth in the Small Business Administration Forms 480 and Parts A and B of Form 1031 regarding the Company and its affiliates, when delivered to the Investor, will be accurate and complete and will be in form and substance

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acceptable to each Investor. Copies of such forms shall be completed and executed by the Company and delivered to the Investors concurrently with the execution of this Compliance Sideletter.

                           (b) The proceeds from the sale of the Securities will
be used by the Company for the purposes described in Section 3.26 of the Securities Purchase Agreement. No portion of such proceeds (i) will be used to provide capital to a corporation licensed under the Small Business Investment Act of 1958, as amended ("SBIA"), (ii) will be used to acquire farm land, (iii) will be used to fund production of a single item or defined limited number of items, generally over a defined production period, and such production will constitute the majority of the activities of the Company and its Subsidiaries (examples include motion pictures and electric generating plants), or (iv) will be used for any purpose contrary to the public interest (including, but not limited to, activities which are in violation of law) or inconsistent with free competitive enterprise, in each case, within the meaning of 13 C.F.R. Section 107.720.

                           (c) Neither the Company's nor any of its
Subsidiaries' primary business activity involves, directly or indirectly, providing funds to others, the purchase or discounting of debt obligations, factoring or long-term leasing of equipment with no provision for maintenance or repair, and neither the Company nor any of its Subsidiaries is classified under Major Group 65 (Real Estate) of the SIC Manual. The assets of the business of the Company and its Subsidiaries (the "BUSINESS") will not be reduced or consumed, generally without replacement, as the life of the Business progresses, and the nature of the Business does not require that a stream of cash payments be made to the Business's financing sources, on a basis associated with the continuing sale of assets (examples of such businesses would include real estate development projects and oil and gas wells). (See 13 CFR Section 107.720). The Company is engaged in the exploration, development, exploitation and production of natural gas and crude oil. The Company is engaged in a regular and continuous business operation and was not formed for the purpose of a single project or limited series of projects.

                           (d) The proceeds from the sale of the Securities will
not be used substantially for a foreign operation; and at Closing or within one year thereafter, no more than 49 percent of the employees or tangible assets of the Company and its Subsidiaries will be located outside the United States (unless the Company can show, to SBA's satisfaction, that the proceeds from the sale of the Securities will be used for a specific domestic purpose). This subsection (d) does not prohibit such proceeds from being used to acquire foreign materials and equipment or foreign property rights for use or sale in the United States.

                           (e) To the best actual knowledge of the Company, each
SBIC that owns any Securities issued by the Company, together with a description of the kinds and amounts of Securities held, are listed on Schedule I hereto. Without the consent of the Investor, the Company will use commercially reasonable efforts not to issue Securities to any SBIC in the future unless such issuance is part of a public offering, merger, business combination, transfer, exchange or distribution to security holders if


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such issuance would cause an Investor to be deemed to be a member of an
"Investor Group" in "Control" of the Company (as such terms are defined in 13 CFR Section 107.865) except as required by any Transaction Document as that term is used in both the Securities Purchase Agreement and the Securities Purchase Agreement dated December 15, 1999 among the Company and the investors that are a party thereto.

                  2. Regulatory Compliance.

                           (a) Regulatory Compliance Cooperation.

                                    (i) In the event that the Investor
reasonably determines and notifies the Company that it has a Regulatory Problem, the Company agrees to use all commercially reasonable efforts to take all such actions as are reasonably requested by the Investor in order (A) to effectuate and facilitate any transfer by the Investor of any Securities of the Company then held by the Investor to any Person designated by the Investor, (B) to permit the Investor (or any of its Affiliates) to exchange all or any portion of the voting Securities then held by such Person on a share-for-share basis for shares of a class of non-voting Securities of the Company, which non-voting Securities shall be identical in all respects to such voting Securities, except that such new Securities shall be non-voting to the extent permitted by law and shall be convertible into voting Securities on such terms as are requested by the Investor and reasonably acceptable to the Company in light of regulatory considerations then prevailing, and (C) to continue and preserve the respective allocation of the voting interests with respect to the Company arising out of the Investor's ownership of voting Securities before the transfers and amendments referred to above but only to the extent that the Investor enters into any agreement reasonably requested by the Company to ensure that the Company will not be put in a materially worse position as a result of any of the foregoing requested actions than it would have been without such change occurring. Such actions may include, without limitation: (x) entering into such additional agreements as are reasonably requested by the Investor to permit any Person(s) designated by the Investor to exercise any voting power which is relinquished by the Investor upon any exchange of voting Securities for nonvoting Securities of the Company; and (y) entering into such additional agreements, seeking to adopt such amendments to this Compliance Sideletter, the Company's Amended and Restated Articles of Incorporation (the "Charter") and the Company's Amended and Restated Bylaws (the "Bylaws") and taking such additional actions as are reasonably requested by the Investor in order to effectuate the intent of the foregoing and (z) using commercially reasonable efforts to cause shareholders of the Company holding a sufficient number of shares of voting stock to obtain required approvals to cooperate in all reasonable respects in complying with this Compliance Sideletter, including without limitation by such shareholders voting to approve amending the Charter and the Bylaws in order to remedy a Regulatory Problem (subject in all cases to compliance with applicable fiduciary duties of the Company's directors); provided, however, that, without limiting the generality of which actions are not deemed to be reasonably requested, such actions may not change in a manner that is materially adverse to any Investor or the Company, any of the agreements, rights or obligations of the parties reflected herein or in the Charter, Bylaws or Shareholders' Agreement and shall


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not result in material liability to the Company or any officer or director thereof, nor require the Company to breach any law, contract, agreement, permit or regulation nor accelerate or change any obligation of the Company. Subject to the foregoing, if the Investor elects to transfer Securities of the Company to a Regulated Holder in order to avoid a Regulatory Problem, the Company and such Regulated Holder shall enter into such mutually acceptable agreements as such Regulated Holder may reasonably request in order to assist such Regulated Holder in complying with applicable laws and regulations to which it is subject. Such agreements may include restrictions on the redemption, repurchase or retirement of Securities of the Company that would result or be reasonably expected to result in such Regulated Holder holding more voting Securities or total Securities (equity and debt) than it is permitted to hold under such laws and regulations.

                                    (ii) In the event the Investor has the right
to acquire any of the Company's Securities from the Company (as the result of a preemptive offer, pro rata offer or otherwise), and the Investor reasonably determines that it has a Regulatory Problem, at the Investor's request, the Company will use commercially reasonable efforts to offer to sell to the Investor non-voting Securities on the same terms as would have existed had the Investor acquired the Securities so offered and immediately requested their exchange for non-voting Securities pursuant to subsection (i) above.

                                    (iii) The Investor agrees to use
commercially reasonable efforts to cooperate with the Company in complying with this Compliance Sideletter, including, without limitation, voting to approve amending this Compliance Sideletter, the Shareholders' Agreement, the Charter or Bylaws in a manner reasonably requested by the Investor requesting such amendment.

                                    (iv) In the event that any Subsidiary of the
Company ever offers to issue any of its Securities to the Investor, then the Company will use commercially reasonable efforts to cause such Subsidiary to enter into agreements with the Investor substantially similar to this Section 2(a) and Section 2(b) below.

                                    (v) Any actions taken by the Company under
this Compliance Sideletter shall be at the sole cost and expense of the Investor that has required that the Company assist it in connection with such Regulatory Problem. Such Investor agrees to indemnify and hold harmless the Company and its officers, directors, agents and employees to the fullest extent permitted by law from and against any and all losses, claims, damages, reasonable expenses (including reasonable fees, disbursements and other charges of counsel) or other liabilities resulting from or arising out of the actions (other than gross negligence or willful misconduct) taken by the Company under this Compliance Sideletter.

                                    (vi) The Investor represents to the Company
that it does not, and as a result of its purchase of Securities (including the Warrant Shares or the Underlying Shares) contemplated by the Securities Purchase Agreement will not, as of the date hereof have a Regulatory Problem.


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                                    (vii) To the extent the Investor receives
nonvoting securities that have voting rights under state law, the Investor must vote all of such nonvoting Securities in a manner which is proportional to the related voting Securities (for which such nonvoting Securities were obtained or exchanged) and otherwise take any action reasonably required by the Company so that the issuance of any nonvoting Securities does not result in an Investor having a veto or blocking right that it would not have had in the absence of such issuance of nonvoting Securities.

                                    (viii) The Company will notify the Investor
not later than 5 days prior to the effective date of the material terms of any proposed amendment of the Charter or the Bylaws. The Investor agrees to notify the Company as to whether or not it would have a Regulatory Problem promptly after the Investor has notice of any proposed amendment or waiver.

                           (b) Information Rights and Related Covenants. The
Company hereby covenants and agrees to take the following actions:

                                    (i) Provide to the Investor and the SBA
reasonable access to its books and records for the purpose of confirming the use of the proceeds of such financing and for all other purposes reasonably required by the SBA.

                                    (ii) Provide to the Investor and the SBA a
certificate of its chief financial officer (1) verifying the use of such proceeds and (2) to his knowledge certifying compliance by the Company with the provisions of this Agreement (provided that such certificate may be truthfully given).

                                    (iii) Promptly after the end of each fiscal
year (but in any event prior to March 31 of each year), the Company shall provide to Investors a written assessment, in form and substance reasonably satisfactory to Investors, of the economic impact of Investors' financing hereunder, specifying the full-time equivalent jobs created or retained, the impact of the financing on the consolidated revenues and profits of the Business and on taxes paid by the Business and its employees (See 13 CFR Section 107.630(e)).

                                    (iv) Upon the request of the Investor or its
Affiliates, the Company will (A) provide to such Person such financial statements and other information as such Person may from time to time reasonably request for the purpose of assessing the Company's financial condition and (B) furnish to such Person all information reasonably requested by it in order for it to prepare and file SBA Form 468 and any other information reasonably requested or required by any governmental agency asserting jurisdiction over such Person.

                                    (v) For a period of one year following the
date hereof, neither the Company nor any of its Subsidiaries will change its business activity if such change would render the Company ineligible to receive financial assistance from an


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SBIC under the SBIA and the regulations thereunder (within the meanings of the
13 CFR Sections 107.720 and 107.760(b)).

                                    (vi) The Company will at all times comply
with the non-discrimination requirements of 13 C.F.R., Parts 112, 113 and 117.

                  3. [Intentionally left blank.]


                  4. DEFINITIONS.

                  Unless the context otherwise requires, capitalized terms used but not defined herein have the meanings given to them in the Securities Purchase Agreement.

                  "Affiliate" means, with respect to any Person, (i) a director, officer or shareholder of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or spouse, parent, sibling or descendant of any director or executive officer of such Person), and (iii) any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

                  "Control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

                  "Regulated Holder" means any holder of the Company's Securities that is (or that is a subsidiary of a bank holding company that is) subject to the various provisions of Regulation Y of the Board of Governors of the Federal Reserve Systems, 12 C.F.R., Part 225 (or any successor to Regulation Y).

                  "Regulatory Problem" means (i) any set of facts or circumstances wherein it has been asserted by the Small Business Administration, the Federal Reserve Board, the Controller of the Currency or any other governmental regulatory agency hereafter charged with the regulation of banks or financial service institutions (or Investor believes and notifies the Company that there is a significant risk of such assertion) that such Person (or any bank holding company that controls such Person) is not entitled to hold, or exercise any material right with respect to, all or any portion of the Securities of the Company which such Person holds or (ii) when such Person and its Affiliates would own, control or have power (including voting rights) over a greater quantity of Securities of the Company than is permitted under any requirement of the Small Business Administration, the Federal Reserve Board, the Controller of the Currency or any other


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governmental regulatory agency hereafter charged with the regulation of banks or financial service institutions applicable to such Person or to which such Person is subject.

                  "Securities" means, with respect to any Person, such Person's capital stock or any options, warrants or other Securities which are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock (whether or not such derivative Securities are issued by the Company). Whenever a reference herein to Securities refers to any derivative Securities, the rights of Investor shall apply to such derivative Securities and all underlying Securities directly or indirectly issuable upon conversion, exchange or exercise of such derivative Securities.

                  "Shareholders' Agreement" means the Shareholders' Agreement to be entered into on the date of the Closing among the Company and certain shareholders of the Company.

                  "Subsidiary" means, with respect to any Person, any other Person of which the securities having a majority of the ordinary voting power in electing the board of directors (or other governing body), at the time as of which any determination is being made, are owned by such first Person either directly or through one or more of its Subsidiaries.


                                    * * * * *


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Please indicate your acceptance of the terms of this letter agreement by returning a signed copy to the undersigned.

                                       MELLON VENTURES, L.P.

                                       By:  MVMA, L.P., its general partner
                                       By:  MVMA, Inc., its general partner


                                       By:   /s/ MARC A. COLE
                                          -------------------------------------
                                          Name:  Marc A. Cole
                                          Title: Associate


Agreed as of the date first set forth above:

CARRIZO OIL & GAS, INC.


By:   /s/ FRANK A. WOJTEK
   -------------------------------------------
   Name:  Frank A. Wojtek
   Title:

                                   Schedule I

SBIC                                                    Securities
----                                                    ----------

JP Morgan Partners formerly (CB Capital                 Purchased in 1999
Investors, L.P.)                                        $17,600,001 Senior Subordinated Notes, due 2007

                                                        Warrants to purchase up to 2,208,152 shares of
                                                        Common Stock

                                                        2,909,092 shares of Common Stock


Mellon Ventures, L.P.                                   Purchased in 1999
                                                        $2,200,000 Senior Subordinated Notes, due 2007

                                                        Warrants to purchase up to 276,019 shares of Common
                                                        Stock

                                                        363,636 shares of Common Stock

                                                        Purchased in 2002
                                                        40,000 shares of Preferred Stock

                                                        Warrants to purchase up to 168,421 shares of Common
                                                        Stock
